Exhibit 99.1

RE/MAX HOLDINGS RECEIVES NEW YORK STOCK EXCHANGE NOTICE
REGARDING LATE FORM 10-Q FILING

DENVER, November 22, 2021: RE/MAX Holdings, Inc. (the “Company” or “RE/MAX Holdings”) (NYSE: RMAX) today announced that, as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “Third Quarter 2021 Form 10-Q”), it has received a notice from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual. Such notices are routinely issued by the NYSE when there are late filings with the Securities and Exchange Commission (the “SEC”).

The Company was unable to timely file the Third Quarter 2021 Form 10-Q because of its ongoing evaluation of the purchase accounting for certain acquisitions of independent regions and related considerations impacting the Company’s internal control over financial reporting as discussed in the Company’s Form 12b-25 filed with the SEC on November 10, 2021; the Company’s Current Report on Form 8-K filed on November 3, 2021; and in the Company’s Amendment No. 1 to Current Report on Form 8-K filed on October 6, 2021.

The NYSE informed the Company that, under the NYSE’s rules, the Company will have six months from November 16, 2021, to file the Form 10-Q with the SEC. The Company can regain compliance with the NYSE listing standards before that date by filing the Form 10-Q with the SEC.

The Company continues to work expeditiously to complete the work necessary file its Third Quarter 2021 Form 10-Q and anticipates filing the Third Quarter 2021 Form 10-Q well within the six-month timeframe.

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About RE/MAX Holdings, Inc.

RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world’s leading franchisors in the real estate industry, franchising real estate brokerages globally under the RE/MAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. RE/MAX was founded in 1973 by Dave and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with more than 140,000 agents in over 8,600 offices across more than 110 countries and territories, nobody in the world sells more real estate than RE/MAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016. Motto Mortgage has grown to over 175 offices across almost 40 states.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project,” “anticipate,” “may,” “will,” “would” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to: the timing of the Company’s filing of the Third Quarter 2021 Form 10-Q and regaining compliance with NYSE listing standards. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, without limitation, (1) that the Company’s review of the matters described above is ongoing, (2) the timing of the Company’s review of the matters described above cannot currently be predicted, (3) that additional adjustments may be identified, the impact of which could be material, (4) the global COVID-19 pandemic, which continues to pose significant and widespread risks to the Company’s business, including the Company’s agents, loan originators, franchisees, and employees, as well as home buyers and sellers, and those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

Investor Contact:	Media Contact:
Andy Schulz	Kerry McGovern
(303) 796-3287	(303) 796-3283
aschulz@remax.com	kmcgovern@remax.com